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                                                                     EXHIBIT 4.7


                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment") is entered into as of April 3, 1998 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders and BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent") for the Lenders (the Documentation Agent, together with the Administrative Agent, collectively the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 2, 1997 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 10, 1997 and as may be further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the Borrower has entered into an agreement to purchase the shares of Ultra Pac, Inc.;

         WHEREAS, the Borrower has requested an amendment of the terms of the Credit Agreement to accommodate its purchase of the shares of Ultra Pac, Inc.; and

         WHEREAS, the Agents and the Required Lenders have agreed to amend certain terms of the Credit Agreement, as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendments To Credit Agreement.

                  (a) A new paragraph is added at the end of the definition of "Interim Adjustments" in Section 1.1 of the Credit Agreement to read as follows:


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                  Notwithstanding anything above to the contrary, with respect to the calculation of the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and the Leverage Ratio for the fiscal quarter ending June 30, 1998, EBITDA and Capital Expenditures with respect to Ultra Pac, Inc. shall be the actual EBITDA and Capital Expenditures of Ultra Pac, Inc. for the four quarter period ending on June 30, 1998. Thereafter, EBITDA and Capital Expenditures of Ultra Pac, Inc. shall be calculated using the adjustment and assumptions set forth above.

                  (b) The definition of "Permitted Acquisitions" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Permitted Acquisition" means (a) the acquisition of all of the shares of Ultra Pac, Inc. for an amount not to exceed $90 million (including any assumed debt and any fees and expenses in connection therewith) and (b) an acquisition of all or part of the assets or stock of any another Person by a Credit Party or any Subsidiary of a Credit Party; provided that after giving effect to an acquisition permitted by this clause (b) (i) there is at least $25,000,000 of availability under the Revolving Committed Amount, (ii) the Credit Parties and their Subsidiaries are in compliance, on a Pro Forma Basis, with all of the covenants set forth in Section 7.2, (iii) in the case of an acquisition of the stock of another Person, the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person shall have approved such acquisition, (iv) no Change of Control shall have occurred, (v) not including any acquisition or a portion thereof made with the issuance of capital stock, the total cost of any one acquisition shall not exceed $40,000,000, and together with other acquisitions made by the Credit Parties or any of their Subsidiaries during such calendar year, the aggregate acquisition costs of the Credit Parties and their Subsidiaries taken as a whole shall not exceed $75,000,000 and (vi) no Default or Event of Default exists and is continuing.

2.       Conditions Precedent.

         The effectiveness of this Second Amendment is subject to the satisfaction of each of the following conditions:

                  (a) The Administrative Agent shall have received copies of this Second Amendment duly executed by the Credit Parties and the Required Lenders.

                  (b) The Administrative Agent shall have received such other documents and information as it deems reasonably necessary.

3.       Miscellaneous.

                  (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Second Amendment. Except as herein specifically agreed, the Credit Agreement, and the obligations of the



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         Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

                  (b) Each of the Borrower, the Guarantors, the Agents and the Lenders party hereto represents and warrants as follows:

                           (i) It has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment.

                           (ii) This Second Amendment has been duly executed and delivered by such party and constitutes such party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Second Amendment.

                  (c) Each Credit Party represents and warrants to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof and (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

                  (d) This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

                  (e) THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




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         Each of the parties hereto has caused a counterpart of this Second
Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                        IPC, INC.
                                 a Delaware corporation

                                 By:
                                    ----------------------------------------
                                 Name: Richard R. Cote
                                 Title:  Vice President and Treasurer




















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GUARANTORS:                IVEX PACKAGING CORPORATION
                           a Delaware corporation

                           IVEX PAPER MILL CORPORATION
                           a Delaware corporation

                           IPMC HOLDING CORPORATION
                           a Delaware corporation

                           IPMC, INC.
                           a Delaware corporation

                           VALLEY EXPRESS LINES, INC.
                           a Delaware corporation

                           KAMA OF ILLINOIS CORPORATION
                           a Delaware corporation

                           PACKAGING PRODUCTS, INC.
                           a Delaware corporation

                           CFI INDUSTRIES, INC.
                           a Delaware corporation

                           CFI RECYCLING, INC.
                           a Delaware corporation

                           PLASTOFILM INDUSTRIES, INC.
                           a Delaware corporation

                           TRIO PRODUCTS, INC.
                           a Delaware corporation

                           CRYSTAL THERMOPLASTICS, INC.
                           a Rhode Island corporation


                           By:
                              -------------------------------------------
                           Name: Richard R. Cote
                           Title:  Vice President and Treasurer
                                   of each of the above named Guarantors




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Signature Page to Second Amendment to Amended and Restated Credit Agreement,
dated as of April 3, 1998, among IPC, Inc., as Borrower, Ivex Packaging Corporation and the Domestic Subsidiaries of IPC, Inc., as Guarantors, the Lenders party thereto, NationsBank, N.A., as Administrative Agent and Bankers Trust Company, as Documentation Agent.

LENDERS:

                    NATIONSBANK, N.A.,
                    individually in its capacity as a
                    Lender and in its capacity as Administrative Agent and Collateral Agent

                    By:
                       --------------------------------------------
                    Name:
                         ------------------------------------------
                    Title:
                          -----------------------------------------


                    BANKERS TRUST COMPANY,
                    individually in its capacity as a Lender and in its capacity as Documentation Agent

                    By:
                       --------------------------------------------
                    Name:
                         ------------------------------------------
                    Title:
                          -----------------------------------------